Exhibit 99.1

Sabine Royalty Trust

News Release

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR JUNE

     Dallas, Texas, June 3, 2005 - Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE — SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.25678 per unit, payable on June 29, 2005, to unit holders of record on June 15, 2005.

     Due to the timing of the end of the month of May, approximately $629,000 of revenue received will be posted in the following month of June in addition to normal receipts during June.

     This distribution reflects primarily the oil production for March 2005 and the gas production for February 2005. Preliminary production volumes are approximately 45,000 barrels of oil and 422,000 mcf of gas. Preliminary prices are approximately $48.27 per barrel of oil and $5.57 per mcf of gas.

     For the 2005 First Quarter Report, the 2004 Annual Report and Form 10-K, and other information on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.

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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.365.6541